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                                                                    Exhibit 21.1

                    ALLTRISTA CORPORATION AND SUBSIDIARIES
                     SUBSIDIARIES OF ALLTRISTA CORPORATION

Company                             Shareholder                        State of Incorporation/Organization
-------                             -----------                        -----------------------------------
Bernardin Ltd.                      Alltrista Limited                                Canada

Alltrista Limited                   Alltrista Corporation                            Canada

Alltrista Kft.                      Alltrista Corporation                           Hungary

Alltrista Newco Corporation         Alltrista Corporation                           Indiana

Quoin Corporation                   Alltrista Corporation                           Delaware

Hearthmark, Inc.*                   Quoin Corporation                               Indiana

Alltrista Plastics Corporation**    Quoin Corporation                               Indiana

TriEnda Corporation***              Quoin Corporation                               Indiana

Alltrista Zinc Products, L.P.****   Quoin Corporation (LP 99%)
                                    Alltrista Newco Corporation (GP 1%)             Indiana

Microlin, LLC                       Alltrista Zinc Products, L.P. (51%)             Indiana
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*   (DBA) Alltrista Consumer Products Company
**  (DBA) Alltrista Triangle Plastics
          Alltrista Industrial Plastics Company
          Alltrista Unimark Plastics Company
          Synergy World
*** (DBA) Alltrista TriEnda Corporation
****(DBA) Alltrista Zinc Products Company